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                                                                   EXHIBIT 10.21

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GEORGIA, FLOYD COUNTY:

THIS AGREEMENT, made this the 17 day of July, 1988 between Milford Morgan Trust Properties, herein referred to as Landlord, and Image Industries, Inc. having an address of P.O. Box 5555, Armuchee, GA 30105, herein referred to as Tenant.

WITNESSETH: That Tenant has this day rented and leased from Landlord the following described premises to wit:

PREMISES:         That certain warehouse located on Highway 114, Lyerly,
                  Chattooga County, Georgia.

TERM: For the term of five (5) years commencing on the date the new addition is approved for occupancy. The existing building will be leased on an interim basis until the new building is approved for occupancy and at that time the existing building will be leased along with the new building according to the conditions listed under the SPECIAL STIPULATIONS SECTION.

                  The dates will be filled in with a mutually agreed time when the new building is approved for occupancy.

                  Commencing date _____________ and ending on ________________
                  Initialed ____________________  ____________________________

RENTAL:           in advance to Landlord a monthly rental of (see Special
                  Stipulation A)

DEFAULT: (1) It is mutually agreed that in the event the Tenant shall default in the payment of rent herein reserved, when due, and fails to cure said default within ten (10) days after written notice thereof from Landlord; or if Tenant shall be in default in performing any of the terms or provisions of the lease other than the provision requiring the payment of rent, and fails to cure such default within thirty (30) days after the written notice of default from Landlord; or if Tenant is adjudicated bankrupt or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal: or if, whether voluntarily or involuntarily, Tenant takes advantage of debtor relief proceedings under any present of future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for benefit of creditors; or if Tenant's property or any part thereof should be levied upon or attached under process against Tenant and not satisfied or dissolved within thirty
                  (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any said events, Landlord, at his option, may at once, or within six (6) months thereafter (but only during continuance of such default or condition), terminate this lease by written notice to
                  Tenant: whereupon this lease shall end. After an authorized assignment or subletting of the entire premises covered by this lease, the occurring of any of the foregoing defaults or events shall affect this lease only if caused by , or happening to the assignee or subtenant. Any notice provided in this paragraph may be given by Landlord, or Agent herein named. Upon such termination by Landlord, Tenant will at once surrender possession of the premises to Landlord and remove all of Tenant's property therefrom; and Landlord may forthwith re-enter the premises and repossess himself hereof, and remove all persons and property therefrom, using such force as may be necessary without being guilty of trespass, forcible entry to detainer or other tort, or the violation of any of the terms of this lease.


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RELETTING BY
LANDLORD:         (2) Landlord as Tenant's agent, without termination of this lease, upon Tenant's breaching any of the terms of this contract, may at Landlord's option, enter upon and rent said premises at the best price obtainable by reasonable effort without advertisement and by private negotiations and for any term Landlord deems proper. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord in re-letting.

COLLECTION
BY ATTORNEY:      (3) If any rent owing under this lease is collected by or
                  through an attorney at law, Tenant agrees to pay ten (10%) percent thereof as attorney's fees. Tenant waives all right to homestead and exemptions which he or any member of his family or other person may have under any law as against any obligating arising under this lease, and Tenant hereby assigns to Landlord his homestead and exemption.

SUBLETTING
BY TENANT:        (4) Tenant may sublease portions of the leased premises to others provided such operation is a part of the general operation of Tenant and under the supervision and control of Tenant, and provided such operation is within the purposes for which said premises shall be used. Except as provided in preceding sentence, Tenant shall not without the prior written consent of Landlord, assign this lease or any interest hereunder, or sublet premises or any part thereof, or permit the use of premises by any party other than Tenant, any assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

SIGNS: (5) Tenant shall paint no signs upon the outside walls or place any signs on the roof of the leased premises except with the written consent of the Landlord. Any and all signs placed on the within leased premises by Tenant shall be maintained in compliance with the rules and regulations governing such signs and the Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and Tenant agrees, upon removal of said signs, to repair all damage incident to such removal.

CONTROL &
RESPONSIBILITY:   (6) Landlord gives to Tenant exclusive control of the
                  premises, and shall be under no obligation to inspect said premises, Tenant shall at once report in writing to Landlord any defective condition known to him which Landlord is required to repair, and failure to so report such defect shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such defect. If such defect shall result in a leak or other condition needing attention in the roof, Landlord upon receipt of written notice from Tenant shall with reasonable promptness have made the necessary repairs. Should Landlord fail to make such repairs with reasonable promptness, Tenant is authorized to have the necessary repairs made and deduct the cost from the next rental payment due hereunder. Landlord shall nor be liable, under any circumstances, for damage by water, or otherwise, by reason of the failure of the building to protect persons or property, nor shall Landlord be liable for damages by reason of flood water in the basement, or otherwise.


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DELIVERY AT
EXPIRATION:       (7) Tenant shall deliver said premises at the expiration of this lease in as good order and repair as when first received, natural wear and tear and fire and other casualty loss excepted. Tenant shall have the right, within the term of this lease, if not in default thereunder, to remove all furniture or trade fixtures that have been installed by Tenant, but Tenant will repair, at or before the end of the term, all injury done by the installation or removal of furniture and property.

CHANGES IN
PREMISES:         (8) Tenant is to make no change of any substantial or
                  permanent nature in the above named premises, including painting of outside walls without first obtaining written consent from said Landlord.

IMPROVEMENTS
BY TENANT:        (9) Any improvements, repairs, betterments, or additions
                  placed on the premises by Tenant shall be paid for by Tenant, and shall not be a charge against Landlord or the property.

VACANCY &
UTILITIES:        (10) Tenant agrees not to leave the premised herein leased unoccupied, nor to do or permit any act which would vitiate the insurance upon this property, or increase the insurance rates. Tenant agrees to pay all electric light, water, heat, gas, and power bills accruing against said property during the term of this contract. If by reason of any act or failure on the part of Tenant there shall be an increase in the insurance rates on the leased premises, or the building of which same is a part, the Tenant agrees to pay such increase to the Landlord upon demand, and on failure of Tenant to pay such increased insurance cost, or bills for electric lights, water, heat, gas or power, the Landlord may pay the same, but is not required to do so, and the amount so paid shall become a part of the rental of said premises and may be collected as such.

ORDINANCES:       (11) Tenant agrees to comply with all rules, orders,
                  ordinances and regulations of the City, County and State in which the property is located, in any and all of their departments.

CARDING: (12) Landlord has the privilege of carding the premised for rent or for sale at any time within ninety (90) days previous to the expiration of this lease, and may at any time exhibit said premises during reasonable hours.

USE OF
PREMISES:         (13) The within premises shall not be used for any purpose except the purpose herein designated, without the written consent of Landlord. No wines, beer, whiskeys, liquors or intoxicating beverages of any kind shall be kept on, sold or delivered from said premises.

HOLD OVER:        (14) This lease, under no circumstances, shall extend beyond the time herein provided; and in the event Tenant remains in the property after the expiration date of the term herein, with or without payment of rent, this shall not automatically extend the lease but he shall be as a tenant at will, and subject to the terms of the original lease.


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LIGHT &
AIR EASEMENT:     (15) Nothing herein contained shall be construed to confer upon Tenant any easement to light or air.

RIGHT OF
USE ONLY:         (16) This contract shall create the relationship of Landlord and Tenant between the parties hereto. No estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

                  (17) All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

NON-WAIVER
OF RIGHTS:        (18) No failure of Landlord to exercise any power given
                  Landlord hereunder, or to insist upon strict compliance by Tenant with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

                  (19) Time is of the essence of this agreement.

DEFINITION
OF PARTIES:       (20) "Landlord," as used in this lease, shall include also his heirs, representatives, assigns and successors in title to premises. "Tenant" includes also his heirs and representatives, and if this lease shall be validly assigned or said premises sub-let shall include also Tenant's assignees or sub-tenants as to premises covered by such assignment or sub-lease. "Agent" shall include its successors, assigns, and representatives. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

NOTICES: (21) The depositing in the United States Post Office, directed to Tenant at Tenant's address shown above of any notice required or permitted under this lease to be given by the Landlord to the Tenant, shall be conclusive of delivery thereof to the Tenant.


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      SPECIAL STIPULATIONS:

      Insofar as the following stipulations conflict with any of the foregoing provisions, the following shall control.

A. The Tenant agrees to pay Landlord a rental fee for a newly constructed building attached to the existing building according to the following rates and terms:

      o The lease on the current facility, known as the Lyerly building, will remain in place until the Tenant has been granted occupancy of the building. The existing lease will be terminated upon occupancy of the new building.

      o The acceptance date of occupancy in the new building will be the effective date of this lease. The term as specified on page one of the lease is 5 years.

      o     The rental rate schedule shall be as follows:

                    Monthly        Monthly          Monthly
          Year      New Bldg.      Old Buld.         Total             Annual
          ----      ---------      ---------         -----             ------

           1      $  8,910.00    $  5,039.00      $ 13,949.00       $167,388.00
           2      $  9,281.00    $  5,165.00      $ 14,446.00       $173,352.00
           3      $  9,653.00    $  5,294.00      $ 14,947.00       $179,364.00
           4      $ 10,024.00    $  5,294.00      $ 15,318.00       $183,816.00
           5      $ 10,395.00    $  5,294.00      $ 15,689.00       $188,268.00

                  The rate for the new building is based upon 74,250 square feet The rate schedule above will be amended to reflect the actual size of the facility. The per square foot rates are: Year 1 -- $0.12/sq. ft., Year 2 -- $0.125/sq. ft., Year 3 -- $0.13/sq.
                  ft., Year 4 -- $0.135/sq. ft., Year 5 -- $0.14/sq. ft.

      5. Payment will be paid in advance by the 10th, day of each month, c/o Charles Milford Morgan, JR. d/b/a Morgan Trust Properties, 107 N Commerce St [ILLEGIBLE], Summerville, Georgia 30747.

B. As a condition to the effectiveness of this lease Landlord herein shall perform the following work on the demised premises:

      1.    Replace or cover the roof with a membrane type roof.

C. At the end of the primary lease term, Tenant shall have 1 one-year option to renew this lease under the same terms and conditions of the original lease provided Tenant gives Landlord notice of his intent to exercise said option ninety (90) days prior to the end of the then present lease term.

      SPECIAL STIPULATIONS continue on pages 6 through 10 and are incorporated herein by this reference.


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This lease contains the entire agreement of the parties hereto, and no representations, inducements or promises by, or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and executed this instrument in triplicate the day and year above written.

Signed, sealed and delivered as to
Landlord, in the presence of:


/s/ Lisa L. Keen
-------------------------------         [ILLEGIBLE] Morgan Trust Properties
Witness


/s/ Kay Bishop                          By: /s/ [ILLEGIBLE] (SEAL)
-------------------------------            -------------------------------------
Notary Public

Signed, sealed and delivered as to
Tenant, in the presence of:


/s/ Lisa L. Keen
-------------------------------         Image Industries. Inc.
Witness


/s/ Kay Bishop                       By: /s/ [ILLEGIBLE] (SEAL)
-------------------------------          ---------------------------------------
Notary Public

                              SPECIAL STIPULATIONS

                                   (Continued)

      D. Maintenance and Repairs:

            1. Landlord's Repairs: Landlord shall maintain in good repair all items for which Tenant is not responsible pursuant to the following paragraph, including the walls, foundations, roof, gutters, downspouts, exterior and all structural portions of the premises. In addition, Landlord shall be obligated to make those repairs which are occasioned by its negligence or the negligence of its employees, agents, servants or contractors.

            2. Tenant shall be responsible for all interior, non-structural repairs to the building, including sash and frames, window glass and plate glass, doors, closures and frames which are not structural parts of the wall, and shall maintain in good repair all plumbing, electrical, sewage and heating, ventilation and air conditioning systems. In addition, unless required to be insured by Landlord hereunder, Tenant shall be responsible for any damage to the demised premises resulting

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from its negligence or the negligence of its employees, agents, servants, or contractors.

      E. Insurance: Landlord shall, at its cost and expense, provide and keep in force the following insurance coverage without lapse at any time and for any reason during the term of this Lease:

      (i) Insurance covering the premises against loss or damage by fire and lightning and such risks as are included in "Special Form" or All Risk coverage endorsements to policies covering property similar to the premises in an amount equal to 100% of the full replacement value thereof (excluding foundations and excavation costs), which names Tenant as an additional insured and which includes an endorsement waiving the right of subrogation. Notwithstanding anything contained in this lease to the contrary, regardless of whether or not Landlord provides and keeps in force the required insurance covering losses of such causes and regardless of whether or not Tenant, its agents, employees, contractors or others under the control of Tenant cause such damages, Landlord shall be responsible for repairing all damages to the premises caused by fire and lightning and such risks as are customarily included in "Special Form" or All Risk coverage endorsements to policies covering property similar to the premises.

      (ii) Commercial General Liability coverage on an "Occurrence Form" basis with limits of at least $1,000,000 Each Occurrence. and $2,000,000 General Aggregate for all claims arising out of Bodily Injury, Personal Injury, and Property Damage Liability, including Contractual Liability.

      (iii) Business Auto Liability coverage for all vehicles owned by Landlord including Non-Owned and Hired Autos, with limits of at least $1,000,000 Each Occurrence for Bodily Injury and Property Damage Liability.

      (iv) Workers Compensation coverage covering all employees, contractors and subcontractors of Landlord, as applicable, working in the State of Georgia under the statutory provisions of the Georgia Workers Compensation Act.

Landlord and Tenant expressly agree that either Landlord's failure to provide Tenant a certificate of insurance as temporary evidence of the insurance coverage required by this lease within ten (10) days from the effective date of this lease, or Landlord's failure to provide Tenant a final policy or policies of insurance evidencing the insurance coverage required by this lease within sixty (60) days from the effective date of this lease, shall render Landlord in default under the lease and shall entitle Tenant to exercise any applicable remedies upon default provided in the Lease or allowed by law. The policies required under this section shall not be cancelled without thirty (30) days prior written notice


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to Tenant.

      F. Waiver of Subrogation. Landlord and Tenant hereby waive any right each may have against the other on account of any loss or damage occasioned to Landlord or to Tenant, as the case may be, their respective property the premises or its contents, arising from any risk generally covered by "Special Form" or All Risk insurance coverage, and Landlord and Tenant, each on behalf of their respective insurance companies insuring the foregoing against any such loss or damage, waive any right of subrogation that it may have against the other.

      G. Damage or Destruction: In the event that the demised premises are totally destroyed by fire, casualty or other disaster, Landlord shall have no obligation to repair or rebuild the demised premises and shall retain all funds paid by any insurer as a result of such casualty and this lease shall be null and void as of the date of such destruction. In the event that the building on the demised premises is partially damaged by fire, casualty or other disaster, and such damage cannot reasonably be repaired within thirty (30) days of the date of such damage so as to cause the same to be restored to its prior existing condition, this lease shall terminate and Landlord shall retain all funds paid by any insurer as a result of such casualty. In the event that the building on the demised premises is partially damaged by fire, casualty or other disaster, and such damage can reasonably be repaired within thirty (30) days of the date of such damage so as to cause the same to be restored to its prior existing condition, the Landlord shall proceed to restore said demised premises and during the period of time of restoration, the rent shall be reduced proportionately according to the percentage of square feet of usable area remaining in the portion of the building leased to Tenant. In the event the demised premises are untenable as a result of such damage, rent shall abate during the period of time of restoration.

      Tenant agrees, upon notice from the Landlord, to remove such fixtures and other property from the demised premises as shall be required by Landlord for such restoration work and agrees to permit Landlord, its agents, servants, employees and contractors to enter upon the demised premises and remain thereon without molestation for the purpose of restoring the demised premises. Should Tenant have paid any rent upon the demised premises beyond the date of termination, as in this item


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provided. Tenant shall be entitled to a proportionate refund.

      H. Environmental Compliance. To the best of Landlord's knowledge and belief, there are not existing violations of any federal, state and local environmental laws and regulations and any amendments thereto including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, and the Resource Conservation Recovery Act of 1976. Landlord shall indemnify and hold Tenant harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, cost (including cleaning-up costs), judgments and expenses (including, but not limited to, attorneys', consultants' and experts' fees and expenses) of any kind and nature suffered by or asserted against Tenant as a direct or indirect result of any preexisting condition prior to the occupancy of said premises by Tenant or as a direct or indirect result of any condition or violation taking place after the termination of the lease term or Tenant's occupancy of the property. The foregoing indemnification shall survive the expiration or termination of the lease term.

      I. Increased Insurance Rates. Notwithstanding anything contained herein to the contrary, Tenant shall not be liable for any increase in insurance rates on the leased premises due to Tenant's initial occupancy thereof for the uses specified herein. Additionally, Landlord acknowledges and agrees that the proposed use does not require the physical presence of employees of Tenant at the leased premises during normal working hours, since Tenant's use as a warehouse facility will require the physical presence of Tenant's employees only during times of deliveries to or from the facility. Landlord represents and warrants that the demised premises are designed for and adequate for the use by Tenant as a warehouse for materials used in the production of carpet.

      J. Taxes. Landlord agrees to pay ad valorem property taxes assessed.

      K. Consents. Each party agrees that to the extent any acquiescence, consent or agreement herein is permitted or required, such acquiescence, consent or agreement should not be unreasonably withheld, delayed or denied.


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